                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          J. C. Penney Company, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

JCPENNEY                                                 William R. Howell
                                                         Chairman of the Board

                                                                 April 10, 1996

Dear Stockholders:

On behalf of your Board of Directors and your management, I cordially invite you to attend the Annual Meeting of Stockholders of your Company. It will be held on Friday, May 17, 1996, at 10:00 A.M., local time, at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698.

  You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages of this booklet.

  The vote of each and every stockholder is most important to us. We are gratified that so many of you have in the past exercised your right to vote your shares.

  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose. We look forward to seeing you at this meeting. If you plan to attend, please so indicate in the appropriate box on your proxy. As in the past, there will be a report on operations, an opportunity to meet your Company's directors and officers, as well as time for questions.

  Thank you for your cooperation and continued support and interest in JCPenney.

                                                     Warmest Regards,

                                                     /s/ William R. Howell

ANY STOCKHOLDER HAVING A DISABILITY REQUIRING SPECIAL ASSISTANCE WHO WOULD LIKE TO ATTEND THE ANNUAL MEETING SHOULD CALL THE SECRETARY OF THE COMPANY AT
(214) 431-1201 AND REASONABLE EFFORTS WILL BE MADE TO ACCOMMODATE SUCH NEEDS.

                  ------------------------------------------
                  Customer Service is Our Number One Priority

                  ------------------------------------------
     J. C. Penney Company, Inc. . P.O. Box 10001 . Dallas, TX 75301-0001 Home Office . 6501 Legacy Drive . Plano, TX 75024-3698

J. C. PENNEY COMPANY, INC.
6501 Legacy Drive, Plano, Texas
75024-3698


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 1996


The Annual Meeting of Stockholders of J. C. Penney Company, Inc. will be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 17, 1996, at 10:00 A.M., local time, for the following purposes:

  1. to elect four directors for a three-year term as described in the accom-panying proxy materials;

  2. to approve the employment of KPMG Peat Marwick LLP as auditors to audit the accounts of the Company for the fiscal year ending January 25, 1997;

  3. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding doing business with foreign suppliers;

  4. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding classification of the Board;

  5. to act upon a resolution which the Company has been informed will be proposed by a stockholder of the Company regarding submission of the Company's stockholder rights plan to a stockholder vote; and

  6. to transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 18, 1996, are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698, for a period of 10 days prior to the meeting.

Plano, Texas                                            /s/ C. R. Lotter
April 10, 1996                                          C. R. Lotter, Secretary


                            YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form.

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING.

  You may revoke your proxy at any time before it is exercised at the meeting by submitting a written revocation, a subsequently dated proxy, or by personal vote at the meeting.

  The enclosed proxy also serves as the voting instruction card for Chemical Bank as agent ("Agent") holding shares of Common Stock of 50c par value of the Company ("Common Stock") of record for participants under the Company's Dividend Reinvestment Plan ("DRIP"). Such voting instructions are intended to cover Common Stock allocated to accounts of DRIP participants from whom an executed voting instruction card is received by the Agent by May 14, 1996 ("Voted Stock") and Common Stock allocated to the accounts of DRIP participants from whom an executed voting instruction card is not received by the Agent by May 14, 1996 ("Undirected Stock"). The Agent will vote as follows: (a) for Voted Stock, in accordance with the instructions given, and
(b) for Undirected Stock, in the same proportion as the vote for the Voted Stock. Separate voting instruction cards are also being furnished to participants who beneficially own Voting Stock (as defined below) in the trusts under the Company's Savings and Profit-Sharing Retirement Plan ("Savings Plan"), and the Company's Savings, Profit-Sharing and Stock Ownership Plan ("LESOP").

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person, by telephone, telegraph, or mail. The Company has also retained, on behalf of the Board of Directors, Morrow & Co., Inc. to aid solicitation by mail, telephone, telegraph, and personal interview, for a fee of approximately $22,500, plus reasonable expenses, which will be paid by the Company. The Company may also reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

  The complete mailing address of the Company's principal executive offices is
J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-0001. The approximate date on which this proxy statement and the form of proxy were first sent or given to stockholders was April 10, 1996.

VOTING RIGHTS

Stockholders of record at the close of business on March 18, 1996, the record date for the Annual Meeting, are entitled to vote at the meeting. At the close of business on such date, 224,628,036 shares of Common Stock, and 988,237 shares of Series B ESOP Convertible Preferred Stock ("ESOP Preferred Stock") having a Common Stock voting equivalent of 20 votes per share for a combined total voting equivalent of 244,392,776 shares ("Voting Stock"), were outstanding and entitled to vote.

  On that date, a trust maintained under the Company's Savings Plan held 26,178,573 shares of Common Stock representing approximately 10.71% of the Voting Stock, and a trust maintained under the LESOP held 988,237 shares of ESOP Preferred Stock and 7,716,979 shares of Common Stock, representing approximately 11.24% of the Voting Stock. The holdings of both Plans represent approximately 21.95% of the Voting Stock. These trusts have disclaimed beneficial ownership of these shares of Voting Stock.

  The Company's Bylaws require an affirmative vote of the holders of a majority of the shares of the Voting Stock outstanding and entitled to vote as of the record date for approval of each proposal presented in this proxy statement. Abstentions and broker nonvotes are counted only for purposes of determining whether a quorum is present at the meeting.

GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS. The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. In keeping with its long-standing practice, the Company's Board continues to be an independent board. The Company's Board structure is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the Company. The Board has seven meetings scheduled for fiscal 1996.

COMMITTEES OF BOARD OF DIRECTORS. The Board of Directors carries out many of its functions through six principal standing committees, which are described on pages 3 and 4. One of these committees, the Committee on Directors, which is composed entirely of directors who are not employees of the Company, selects and recommends to the Board nominees for director on the basis of their recognized experience and achievements, both in commerce and society, and for their ability to bring a wide diversity of skills and experience to the deliberations of the Board. Stockholders also may make recommendations of nominees for director, as explained in greater detail on page 26.

CONFIDENTIAL VOTING. In casting their votes, stockholders are also assured that their votes are accorded confidential voting treatment as provided in the Company's confidential voting policy described on pages 26 and 27.

EXECUTIVE COMPENSATION. The Personnel and Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, approves, among other things, the annual salaries of executive officers and recommends to the full Board for its approval the respective annual salaries of the three employee directors. Please see the Report of Personnel and Compensation Committee on Executive Compensation, which begins on page 10.

CLASSES OF BOARD OF DIRECTORS. The Company's Restated Certificate of Incorporation and its Bylaws provide for a Board of not less than three directors as fixed, from time to time, by the Board, and further provide for three classes of directors to be as nearly equal in number as possible, with each class serving a three-year term and with one class being elected each year. Currently, the Board consists of twelve members, with three classes each having four directors. Of the twelve current directors, three are currently Company employees and nine have principal occupations or employment which are and have been outside the Company.

  Each director is required to be a stockholder of the Company.

BOARD MEETINGS. During fiscal 1995, nine meetings of the Board were held. Attendance at such meetings for current directors averaged approximately 96%. In addition to membership on the Board, directors also serve on one or more of the principal standing committees of the Board. During fiscal 1995, these committees held a total of 20 meetings; no current director attended fewer than 75% of the aggregate total of meetings of the Board and committees on which he or she served.

COMMITTEES

The following describes the principal standing committees of the Board of
Directors:

AUDIT COMMITTEE. The Audit Committee's responsibilities include recommending to the Board of Directors for stockholder approval the independent auditors for the annual audit of the Company's consolidated financial statements. The Committee reviews the audit strategy and plan, scope, fees, and audit results of the auditors, reports on the adequacy of internal accounting controls, non-audit services and related fees, the Company's ethics program, status of significant legal matters, the scope of the internal auditors' plans and budget and results of their audits, and the effectiveness of the Company's program for correcting audit findings.

  During fiscal 1995, this Committee met three times. Its members are M. A. Burns, A. W. Richards, C. S. Sanford, Jr., R. G. Turner, and J. D. Williams, who serves as its Chair.

BENEFIT PLANS REVIEW COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's retirement and welfare plans and reviewing annually the financial condition and investment performance results of the Company's retirement plans, annual actuarial valuation reports for the Company's Pension Plan, and the financial condition, investment performance results, and actuarial valuation aspects of the Company's welfare plans.

  During fiscal 1995, this Committee met two times. Its members are M. A. Burns, R. G. Turner, J. D. Williams, and J. C. Pfeiffer, who serves as its Chair.

COMMITTEE ON DIRECTORS. The Committee on Directors' responsibilities include making recommendations to the Board with respect to the size, composition, and functions of the Board of Directors, the qualifications of directors, candidates for election as directors, and the compensation of directors.

  During fiscal 1995, this Committee met four times. Its members are C. H. Chandler, George Nigh, J. C. Pfeiffer, C. S. Sanford, Jr., and V. E. Jordan, Jr., who serves as its Chair.

  Stockholders may propose nominations for directors in accordance with the procedures described on page 26.

PERSONNEL AND COMPENSATION COMMITTEE. This Committee's responsibilities include reviewing and administering the Company's annual and long-term incentive compensation plans, making recommendations in areas concerning personnel relations, and taking action or making recommendations with respect to the compensation of executive officers, including those who are directors.

  During fiscal 1995, this Committee met six times. Its members are V. E. Jordan, Jr., George Nigh, J. C. Pfeiffer, and C. H. Chandler, who serves as its Chair.

PUBLIC AFFAIRS COMMITTEE. The responsibilities of the Public Affairs Committee include identifying, analyzing, and bringing to the attention of the Board social and environmental trends, community affairs, and public policy issues which may have a potential impact on the business performance and investment character of the Company, and assuring that Company policy and performance reflect a sensitivity toward the social and physical environments in which the Company does business and that such policy and performance are in accord with the public interest.

  During fiscal 1995, this Committee met two times. Its members are M. A. Burns, V. E. Jordan, Jr., A. W. Richards, J. D. Williams, and George Nigh, who serves as its Chair.

SPECIAL FINANCE COMMITTEE. The Special Finance Committee takes action and makes recommendations with respect to the issuance and sale of debt securities and similar instruments in transactions by the Company or its subsidiaries in the U. S. market and the international capital markets.

  During fiscal 1995, this Committee met three times. Its members are W. R. Howell, J. E. Oesterreicher, and C. S. Sanford, Jr., who serves as its Chair.

  The mailing address for all of these committees is c/o C. R. Lotter, Secretary, J. C. Penney Company, Inc., P. O. Box 10001, Dallas, Texas 75301-1109.

ELECTION OF DIRECTORS (PROPOSAL 1)

As indicated on page 2, under "Classes of Board of Directors", the Board of Directors has been divided into three classes each having four directors. At the meeting, four directors will be elected to hold office for a three-year term expiring at the 1999 Annual Meeting of Stockholders. Other directors will continue in office, in accordance with their previous election, until the expirations of the terms of their classes at the 1997 or 1998 Annual Meeting of Stockholders, as the case may be.

  Brief statements setting forth certain information as of March 18, 1996, as to the Board of Directors' nominees for directors for the three-year term expiring at the 1999 Annual Meeting of Stockholders and as to each current director in the classes continuing in office are shown on pages 5 to 7. Each of the nominees is currently a director of the Company.

  If properly executed and timely returned, the accompanying proxy will be voted for all four nominees for a term expiring at the 1999 Annual Meeting of Stockholders, except where authority so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person designated by the Board, unless the Board reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR
DIRECTOR.

              NOMINEES FOR DIRECTORS FOR THREE-YEAR TERM EXPIRING 1999


[PHOTO OF     WILLIAM R. HOWELL, 60
WILLIAM R.    Chairman of the Board of the Company since 1983 and Chief
HOWELL        Executive Officer of the Company from 1983 to January 1995;
APPEARS       Associated with the Company since 1958; Director of Bankers
HERE]         Trust Company, Bankers Trust New York Corporation, Exxon
              Corporation, Halliburton Company, Warner-Lambert Company, Beta
              Gamma Sigma, and National Retail Federation; Trustee of the
              National Urban League; Director of the Company since 1981.



[PHOTO OF     GEORGE NIGH, 68
GEORGE        President of the University of Central Oklahoma since 1992;
NIGH          Formerly Governor of Oklahoma, during 1963 and from 1979 to
APPEARS       1987; Lieutenant Governor from 1958 to 1963 and from 1967 to
HERE]         1979; Member of the Oklahoma House of Representatives from 1950 to 1958; Director of Boatmen's First National Bank of Oklahoma;
              Director of the Company since 1987.


[PHOTO OF     ANN W. RICHARDS, 62
ANN W.        Senior Advisor, law firm of Verner, Liipfert, Bernhard,
RICHARDS      McPherson & Hand since 1995; Formerly Governor of Texas, from
APPEARS       1991 to 1995; State Treasurer, State of Texas, from 1983 to
HERE]         1991; Chair, Democratic National Convention, 1992; Director of
              TIG Holdings, Inc.; Director of the Company since 1995.



[PHOTO OF     JOSEPH D. WILLIAMS, 69
JOSEPH D.     Retired Chairman and Chief Executive Officer of Warner-Lambert
WILLIAMS      Company (pharmaceuticals, health care, and consumer products)
APPEARS       from 1985 to 1991, with which and with a related company he
HERE]         served in positions of increasing importance since 1950,
              including its President and Chief Operating Officer from 1979 to 1985; Director of AT&T Corp., Exxon Corporation, Rockefeller &
              Co., Therapeutic Antibodies Inc, Thrift Drug, Inc., and Warner-
              Lambert Company; Trustee of Columbia University, Project Hope,
              Liberty Science Center, and the United Negro College Fund;
              Director of the Company since 1985.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1997


[PHOTO OF     VERNON E. JORDAN, JR., 60
VERNON E.     Senior Partner, law firm of Akin, Gump, Strauss, Hauer & Feld
JORDAN, JR.   since 1992; Partner since 1982; President from 1977 to 1981 and
APPEARS       Executive Director from 1972 to 1977 of the National Urban
HERE]         League; Director of American Express Company, Bankers Trust
              Company, Bankers Trust New York Corporation, Corning
              Incorporated, Dow Jones & Company, Inc., Revlon Group
              Incorporated, Ryder System, Inc., Sara Lee Corporation, Union
              Carbide Corporation, and Xerox Corporation; Trustee of The Ford
              Foundation, Howard University, and the Joint Center for
              Political and Economic Studies; Director of the Company since
              1973.


[PHOTO OF     JANE C. PFEIFFER, 63
JANE C.       Independent management consultant; Chairman of the Board of
PFEIFFER      National Broadcasting Company, Inc. from 1978 to 1980;
APPEARS       Independent management consultant from 1976 to 1978; Vice
HERE]         President of Communications and Government Relations of
              International Business Machines Corporation from 1972 to 1976;
              Director of Ashland Oil, Inc., International Paper Company, The
              Mutual Life Insurance Company of New York, and Overseas
              Development Council; Trustee of The Conference Board and of the
              University of Notre Dame; Director of the Company since 1977.


[PHOTO OF     R. GERALD TURNER, 50
R. GERALD     President of Southern Methodist University since 1995; Formerly
TURNER        Chancellor of the University of Mississippi, from 1984 to 1995;
APPEARS       Chairman, Commission on Education for the Teaching Profession,
HERE]         from 1990 to 1991; Member, President's Commission, the National
              Collegiate Athletic Association, from 1989 to 1992; Director of
              First Mississippi Corporation and River Oaks Furniture
              Corporation; Director of the Company since 1995.


[PHOTO OF     W. BARGER TYGART, 60
W. BARGER     President and Chief Operating Officer of the Company since
TYGART        January 1995; Senior Executive Vice President from 1992 to 1995;
APPEARS       Executive Vice President from 1987 to 1992; Associated with the
HERE]         Company since 1960; Chairman of Council of the Past Presidents and Executive Committee, The Fashion Association; Director and
              Executive Committee Member, North Texas Public Broadcasting;
              Director of the Education Foundation for the Fashion
              Industries--Fashion Institute of Technology, and the Corporate
              Advisory Board, National Council of LaRaza; Member of the
              Advisory Board, Harvey and Bernice Jones Eye Institute; Advisory director of American Studies at Harding University; Member of the College of Business Advisory Board at the University of Arkansas; Director of the Company since 1995.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

              TERM EXPIRING 1998


[PHOTO OF     M. ANTHONY BURNS, 53
M. ANTHONY    Chairman, President and Chief Executive Officer of Ryder System,
BURNS         Inc. (a provider of transportation and logistics services) since
APPEARS       1985, with which he has served in positions of increasing
HERE]         importance since 1974, including its President since 1979, Chief
              Executive Officer since 1983, and a director since 1979;
              Director of The Chase Manhattan Bank, N. A., The Chase Manhattan
              Corporation, Pfizer, Inc., and Boy Scouts of America; Trustee of the University of Miami; Member of the Policy Committee of The
              Business Roundtable, Chairman of The Business Roundtable's
              Health, Welfare, and Retirement Income Task Force, and a member of The Business Council; Director of the Company since 1988.


[PHOTO OF     COLBY H. CHANDLER, 70
COLBY H.      Formerly Chairman and Chief Executive Officer of Eastman Kodak
CHANDLER      Company from 1983 to 1990 and its President from 1977 to 1983;
APPEARS       Associated with Eastman Kodak Company since 1950 and a director
HERE]         from 1974 to 1993; Director of Citicorp, Digital Equipment
              Corporation, Ford Motor Company, and M.I.T. Corporation; Trustee of the International Museum of Photography at George Eastman
              House, Rochester Institute of Technology, and the University of
              Rochester; Director of the Company since 1983.


[PHOTO OF     JAMES E. OESTERREICHER, 54
JAMES E.      Vice Chairman of the Board and Chief Executive Officer of the
OESTERREICHER Company since January 1995; President, JCPenney Stores and
APPEARS       Catalog, from 1992 to 1995; Executive Vice President from 1988
HERE]         to 1992; Associated with the Company since 1964; Director of
              Brinker International, Inc., Texas Utilities Company, Circle Ten
              Council--Boy Scouts of America, March of Dimes Birth Defects
              Foundation, National 4-H Council, National Organization on
              Disability, Presbyterian Healthcare Systems, and Presbyterian
              Hospital of Plano; Advisory board member of The Center for Retailing Education and Research, University of Florida;
              Director of the Company since 1995.


[PHOTO OF     CHARLES S. SANFORD, JR., 59
CHARLES S.    Chairman of the Board and Chief Executive Officer of Bankers
SANFORD, JR.  Trust New York Corporation and its principal subsidiary, Bankers
APPEARS       Trust Company, since 1987, with which he has served in positions
HERE]         of increasing importance since 1961, including its Deputy
              Chairman from 1986 to 1987 and President from 1983 to 1986;
              Director of Mobil Corporation; Member of The Business Roundtable and The Business Council; Overseer of The Wharton School,
              University of Pennsylvania; Member of the Foundation Board of
              Trustees of the University of Georgia and the Council on Foreign
              Relations; Director of the Company since 1992.

MANAGEMENT OWNERSHIP OF COMMON STOCK AND ESOP PREFERRED STOCK

The following table shows, as of March 18, 1996, the beneficial ownership of shares of Voting Stock by each present director and by the six most highly compensated executive officers serving as of the last fiscal year (the "Named Executive Officers"), and by all present directors and all executive officers of the Company as a group. The information includes shares held under certain restrictions and, in the case of executive officers, also includes the number of shares of Voting Stock credited to their accounts under the Company's Savings Plan and LESOP. As shown in the last two columns, substantial portions of the shares indicated as beneficially owned are actually unissued shares attributable to unexercised and unexpired options for Common Stock. The combined beneficial ownership of shares of Common Stock and Common Stock voting equivalents of each director and Named Executive Officer and of all directors and executive officers as a group (not including shares attributable to unexercised and unexpired options) constitutes less than 1% of the total Voting Stock as of March 18, 1996.

                                              Number
                                           attributable        Number
                                          to unexercised    attributable
                                Number    and unexpired      to options
                              of shares    options for   exercisable within
                             beneficially     Common         60 days of
Name or Group                   owned         Stock        March 18, 1996
- ---------------------------------------------------------------------------
Directors:
 M. A. Burns                     10,000         8,000           8,000
 C. H. Chandler                  22,000         8,000           8,000
 W. R. Howell                   344,337       243,595         183,595
 V. E. Jordan, Jr.               12,054        11,200          11,200
 George Nigh                      8,745         8,000           8,000
 J. E. Oesterreicher            245,731       183,000         123,000
 J. C. Pfeiffer                  11,021        10,000          10,000
 A. W. Richards                   1,715         1,600           1,600
 C. S. Sanford, Jr.               8,000*        4,000           4,000
 R. G. Turner                     1,810           800             800
 W. B. Tygart                   220,331       141,726         118,726
 J. D. Williams                  26,000         8,000           8,000
Named Executive Officers:**
 J. T. Cody, Jr.                165,939       102,936          83,936
 T. D. Hutchens                 145,362       103,706          84,706
 R. E. Northam                  181,111       102,798         102,798
All present directors and
 executive officers as a
 group***                     1,875,294     1,245,275         986,025
- ---------------------------------------------------------------------------

* Excludes 4,148,388 shares held in accounts of Bankers Trust Company, of which Mr. Sanford is the Chairman of the Board and Chief Executive Officer, but as to which he disclaims beneficial ownership.
** In addition to Messrs. Howell, Oesterreicher, and Tygart who also serve as directors.
*** Excludes shares beneficially owned by Mr. Northam who retired from the Company on January 31, 1996.

DIRECTORS' FEES

Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees ("Non-Associate Directors") are paid an annual retainer of $26,400, plus $1,200 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any committee of the Board. The chair of the Audit Committee and the Personnel and Compensation Committee of the Board are each paid an additional annual fee of $4,500; the chair of the Benefit Plans Review Committee, the Committee on Directors, the Public Affairs Committee, and the Special Finance Committee of the Board are each paid an additional annual fee of $4,000. Directors are also reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. One Non-Associate Director sits on the Board of Directors of Thrift Drug, Inc., a subsidiary of the Company ("Thrift"). This Non-Associate Director receives $2,000 for attendance at each meeting of Thrift's Board, $2,000 for attendance at each meeting of a committee of the Thrift Board on which he sits, and is reimbursed for expenses incurred for meeting attendance. He does not receive an annual retainer for serving on the Thrift Board. Directors who are Representatives under an Indemnification Trust Agreement between the Company and Chemical Bank, as trustee, (currently Directors Jordan, Pfeiffer, and Williams), are paid an annual retainer of $5,000, plus $600 for each meeting of the Representatives and are reimbursed for expenses of meeting attendance. During fiscal 1995, no such meetings were held. Non-Associate Directors are also paid $800 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. During fiscal 1995, Non-Associate Directors Burns, Chandler, Pfeiffer, Richards, Turner, and Williams were each paid $800 for such services, and Non-Associate Directors Jordan, Nigh, and Sanford were each paid $400 for such services. A director may elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors. During fiscal 1995, three directors elected to so defer.

  Pursuant to a retirement plan for Non-Associate Directors, any director who is not entitled to receive benefits under the Company's Pension Plan will be paid a retirement benefit after serving as a member of the Board for a period of not less than five years. For a director retiring on his or her normal retirement date, as defined in the retirement plan, annualized benefits will equal the annual retainer for directors from time to time then in effect. Pursuant to the Company's Bylaws, no person may continue to serve as a director after the Company's annual meeting of stockholders in the calendar year in which such person attains age 72.

  During fiscal 1995, each Non-Associate Director was also automatically given a tandem restricted stock award/stock option grant under the Company's 1993 Non-Associate Directors' Equity Plan. Each such award/grant consisted of 200 shares of restricted Common Stock and an option to purchase 800 shares of Common Stock. All such options became exercisable six months from the date of grant, but shares which may be acquired upon any such exercise may not be sold by a director until that director's termination. If on the date of a "Qualifying Termination" the "option value" of any unexpired option is greater than the fair market value of the Common Stock covered by the tandem stock award, such stock award will be forfeited and the stock option will remain exercisable for two years, but if the option value is less than the fair market value of the Common Stock covered by the tandem stock award, the stock option will automatically expire and the tandem stock award will automatically vest. For any "Non-qualifying Termination", unless otherwise determined by the plan committee, all outstanding stock awards and unexercised options will be forfeited or canceled, as the case may be. Generally, termination by reason of misconduct will be considered a Non-qualifying Termination and all other terminations will be considered Qualifying Terminations. The shares under option grant are included in the table on page 8.

  Directors are eligible to participate in the Company's Directors' Charitable Award Program ("Charitable Award Program"). The Charitable Award Program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors. Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000; $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group, and an additional $500,000 upon the death of the second director of the group, to one or more charitable organizations as recommended by the individual directors. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this Program. The Board may, at any time, without the consent of any participating director, amend, suspend, or terminate this Program. Eleven of the current directors have elected to participate in the Charitable Award Program.

REPORT OF PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Personnel and Compensation Committee of the Board of Directors ("Committee"), which is composed entirely of non-employee directors, is responsible for establishing and implementing the compensation policies for the Company. Based upon its evaluation of the performance of both the Company and the executive officers, the Committee determines and approves the annual salaries of these officers and recommends to the full Board for its approval the respective annual salaries of the Company's Chairman of the Board, its Vice Chairman of the Board and Chief Executive Officer ("CEO"), and its President and Chief Operating Officer, who also serves as a Company director. The Committee also determines and approves the amounts of annual and long-term incentive compensation payments to be made to executive officers as well as the awards which may be made to them under the Company's 1993 Equity Compensation Plan ("Equity Plan") and predecessor plans. In carrying out these responsibilities, the Committee is advised by outside consultants with respect to the competitiveness of the Company's executive compensation policies and programs and, as needed, meets with these consultants without any Company representative being present.

COMPENSATION PHILOSOPHY. Since the Company's founding in 1902 by James Cash Penney and as set forth in the Penney Idea adopted in 1913, the JCPenney compensation philosophy has been based on the following: To reward the men and women in our organization through participation in what the business produces. Implementation of this philosophy is based on tying compensation directly to the achievement of the Company's annual and long-term performance goals.

  Through the consistent and fair application of this philosophy the Company believes it can attract and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value. This is accomplished through a compensation package consisting of: (1) base salary, (2) annual profit incentive compensation, and (3) long-term incentive compensation of both cash and stock. (See "Summary Compensation Table" on pages 15 and 16.) As an executive officer's Position Responsibility Level ("PRL") increases, a greater portion of his or her compensation is based upon Company performance, and this is reflected in the annual and long-term incentive components of such officer's compensation.

BASE SALARY AND INCENTIVE COMPENSATION PAYMENTS. Total annual cash compensation consists of base salary and annual awards under the Company's short and long-term incentive compensation plans. Base salary is set by the Committee from a range determined by the officer's PRL. At the executive officer level, the midpoint of such base salary range has typically been set 25-30% below median competitive base pay rates for comparable executives because emphasis is placed upon incentive compensation tied to Company performance as a means to provide competitive pay levels. In determining base salary, consideration is given to the following factors: job responsibilities and tasks; knowledge, skills, and experience required for successful job performance; and competitive positioning, both within and outside the Company. No specific weighting is given to any of these factors. In determining competitive position, consideration is given to the companies constituting the S&P 500 Retail Index for department stores as well as other major retailers in the United States and selected Fortune 200 companies. It is believed that these are the companies with which the Company competes for executive talent. In setting base salaries the Committee considers the competitiveness of the Company's cash compensation package as compared with the cash compensation packages of these selected companies. The Company targets its total cash compensation package for its executive officers, as a group, and its CEO at or near the 50th percentile of competitive pay for comparable executives when Company performance goals are "met" and at or near the 75th percentile when Company performance "exceeds" pre-established targets. The Committee reviews base salary levels at least annually and, based on the factors described above and a review of competitive data, approves salary increases for executive officers. The length of time between increases generally ranges from 12 to 14 months.

  Under the Company's 1989 Management Incentive Compensation Program ("Incentive Program"), annual profit incentive compensation can be earned and added to base salary. The amount of annual incentive compensation, which is a cash payment, is based on the number of profit incentive units credited to a particular PRL and the value assigned to each unit. The number of profit incentive units credited is a given percentage, based on PRL level, of base salary. The value of each unit is determined by the Committee. A unit value is determined for the total Company based on the Company's performance against two factors: total revenues as measured against the Company's goal for the year (weighted at approximately 30%), and primary earnings per share for the current year as measured against primary earnings per share for the preceding year (weighted at approximately 70%). Unit values are also determined for each of the Company's major operating divisions, based on performance against its sales and profit goals for the year (typically the sales and profit factors are given equal weight). For executive officers with broad Company responsibility, including Messrs. Howell, Oesterreicher, Tygart, and Northam, 1995 unit values were based 50% on total Company revenue and earnings per share ("EPS") results and 50% on a blended unit value called "Company Management". The Company Management unit value is based 30%, 30%, and 20%, respectively, on the sales and profit results of the Company's Region, Merchandising, and Catalog operating units, and 20% on total Company revenue and EPS results. For other executive officers with operating responsibilities, 50% of their annual incentive pay is tied to total Company performance, using the same factors described above, and 50% to the operating division which they direct.

  The cash payment of long-term incentive compensation is set by the Committee under the Company's 1984 Performance Unit Plan ("PUP"). Similar to the Incentive Program, the annual amount paid under the PUP is based on the number of performance units credited to a particular PRL and the value assigned to each unit. The number of performance units is calculated by multiplying the sum of base salary and profit incentive compensation opportunity valued at $1.00 per unit by a given percentage, based on PRL. The value of each performance unit is determined by the Committee and is based on the Company's return on equity ("ROE") measured over a three-year period and EPS, as determined by the Committee, measured over this same period and the five consecutive fiscal years immediately preceding this three-year period, as well as the Company's financial performance (i.e., ROE and EPS), relative to a selected group of retail competitors. The calculation is based upon a matrix award schedule having various performance unit value ranges at specified ROE/EPS performance combinations. While there is no specific weighting of these factors, ROE generally has a greater impact on the value than does EPS. The selected group of competitors includes those making up the S&P 500 Retail Index for department stores and other major retailers which, based upon size and target customer, have a reasonable basis for comparison to the Company. The Committee may, in its discretion, assign a performance unit value outside of the matrix award schedule if it determines that such unit value is warranted by the Company's ROE and EPS performance results for the measurement period. (See "Long-Term Incentive Plans--Awards in Last Fiscal Year" on page 19.)

  For fiscal 1995, the combined payments from these two incentive programs accounted for from 63% to 70% of the Named Executive Officers' total cash compensation, depending on the Company's sales and earnings performance and the executive's PRL.

EQUITY AWARDS. The stock or equity portion of the Company's compensation package is designed to align the interests of its executives with its stockholders. Generally, an executive's participation in the Equity Plan and the size of awards made are a function of the executive's PRL. The Committee does not consider the amounts and terms of prior grants of stock options when determining equity awards. To date, stock options, stock awards, and shareholder value awards have been granted under the Equity Plan.

  As of February 26, 1996, options covering approximately 1,250,000 shares of Common Stock under the Equity Plan (to approximately 1,675 management employees of the Company and its subsidiaries) were granted at an option price of $47.6875 per share. Additionally, shareholder value award units were granted on February 1, 1993, February 1, 1994, and February 1, 1995, which vested on January 26, 1996 (see "Shareholder Value Award Program" below).

  The Company has never reduced the exercise prices of outstanding stock options under the present or any prior option plan.

SHAREHOLDER VALUE AWARD PROGRAM. Effective January 31, 1993, the Committee approved the J. C. Penney Company, Inc. Shareholder Value Award ("SVA") Program as an additional equity incentive element of the Equity Plan. This program was intended to encourage and reward the creation of sustainable stockholder value by providing equity awards which cause participants to manage the business from the perspective of an owner, with a personal stake in the Company's long-term growth and profitability.

  Awards granted under the SVA Program vested on January 26, 1996. Participants earned shares of restricted Common Stock in an amount based upon the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index, which resulted in a payment under the SVA Program's measurement formula of 1.23 shares of Common Stock for each SVA unit granted. These earned shares of Common Stock are subject to a three-year non-transferability period. Since vesting of the SVA units was dependent upon TSR for a three-year measurement period, there was no guarantee that any Common Stock would be earned until the TSR measurement period ended on January
26. During this measurement period, the stock price of Common Stock grew from $35.8125 to $46.375 a share. Including dividends, TSR was 43.9% for the SVA program measurement period.

1995 COMPENSATION. In 1995, the annual profit incentive compensation unit value for the measurement comprising total Company performance under the Incentive Program was $1.23 as compared to $2.15 in 1994 and $2.12 in 1993. As noted previously, no employee's 1995 incentive compensation was comprised solely of the total Company performance measurement. For executive officers with broad Company responsibility, 50% of the unit value is based upon the blended Company Management unit value. For certain other officers, 50% of the unit value is based upon the sales and profit results of the particular operating division(s) for which they are responsible. The 1995 Incentive Program unit values for each of Messrs. Howell, Oesterreicher, Tygart, Northam, Cody, and Hutchens was $1.23.

  Correspondingly, the performance unit value under the PUP for the three-year measurement period ending in 1995 was $1.85 as compared to $2.20 in 1994 and $1.80 in 1993. Average return on equity was 18.2%, 19.5%, and 17.0% for the measurement periods ending in 1995, 1994, and 1993, respectively. Average EPS percentage growth, as determined by the Committee, for each of these same three years was 14.9% (1995), 16.9%
(1994), and 8.3% (1993). Due to its long-term nature, the PUP awards are less sensitive to year-to-year changes in Company performance than are Incentive Program awards.

CEO COMPENSATION. As shown in the Summary Compensation Table, the CEO's base salary for 1995 was $395,017. For 1995, over 66% of the total cash compensation for the CEO position was comprised of annual and long-term cash incentive awards. (The comparable percentages for fiscal 1994 and 1993 were 69% and 68%, respectively.) This level of compensation was based on the same performance factors applicable to all executive officers, as discussed in the preceding paragraphs. No unique evaluation factors are utilized with respect to determining the CEO's compensation.

  As discussed above, the Company's executive compensation philosophy emphasizes incentive compensation tied to Company performance. In 1993,
Section 162(m) of the Internal Revenue Code was introduced, which, in certain circumstances, limits the deductibility of executive compensation. Final regulations under Section 162(m) were adopted in December 1995. The Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company culture and objectives. Accordingly, while the Committee continues to study the Company's compensation programs in light of new Section 162(m), it has determined not to amend the Company's existing plans at this time. The limitations of Section 162(m) apply to compensation paid to one Company executive.

PERSONNEL AND COMPENSATION COMMITTEE

C. H. Chandler, Chair     George Nigh
V. E. Jordan, Jr.      J. C. Pfeiffer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel and Compensation Committee is composed entirely of persons who are neither employees nor former or current officers of the Company. C. H. Chandler, V. E. Jordan, Jr., George Nigh, and J. C. Pfeiffer are the members of the Committee. Mr. Jordan is a senior partner of Akin, Gump, Strauss, Hauer & Feld, which is one of a number of firms which have provided or will provide legal services to the Company and its subsidiaries.

  Mr. Sanford is Chairman of the Board and Chief Executive Officer of Bankers Trust New York Corporation. W. R. Howell, the Company's Chairman of the Board, serves on the Board of Directors and Human Resources Committee of Bankers Trust New York Corporation.

                 FIVE-YEAR TOTAL STOCKHOLDER RETURN COMPARISON

The following is a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and the S&P 500 Retail Index for department stores. A list of these companies follows the graph below:

                           [LINE GRAPH APPEARS HERE]
                -----------------------------------------------
                            S&P DEPARTMENT STORES:
                 JCPenney, Dillard, May, Mercantile, Nordstrom
                -----------------------------------------------

- --------------------------------------------------------------------------
                       1990     1991     1992     1993     1994     1995
JCPenney                100      121      163      244      201      235
S&P 500                 100      130      140      152      150      197
S&P Dept. Stores        100      129      145      165      149      165
- --------------------------------------------------------------------------

     The stockholder returns shown are neither determinative nor indicative of future performance.

                          SUMMARY COMPENSATION TABLE

                                                           Long Term Compensation
                                                           ------------------------
                                Annual Compensation         Awards(1)     Payouts
                           ------------------------------  -----------  -----------
                                                           Securities
                                                Other      Underlying
                                                Annual      Options/      LTIP       All Other
Name and                   Salary    Bonus   Compensation     SARs      Payouts     Compensation
Principal Position    Year   ($)      ($)        ($)         (#)(2)      ($)(3)        ($)(4)
- ------------------------------------------------------------------------------------------------
Howell, W. R.         1995 735,160   859,034   232,463(5)       60,000    1,784,056   103,285
(Chairman of the      1994 721,256 1,080,388       --           20,000      544,260    99,363
Board)                1993 691,967 1,048,884       --              --       427,221   105,771
Oesterreicher, J. E.  1995 395,017   412,990       --           27,000      974,554    42,109
(Vice Chairman of     1994 294,077   378,200       --           11,500      193,752    33,266
the Board and         1993 255,154   314,790    18,671(6)          --       136,796    32,523
Chief Executive
Officer)
Tygart, W. B.         1995 367,010   361,137    48,727(6)       23,000      817,661    37,881
(President and        1994 272,924   329,421       --            9,500      171,183    30,385
Chief Operating       1993 244,853   282,989       --              --       124,949    30,745
Officer)
Northam, R. E.        1995 327,658   302,265       --           19,000      706,621    38,690
(Executive Vice       1994 308,486   371,610       --            9,500      192,403    36,605
President)            1993 290,118   353,654   368,272(6)          --       148,047    38,112
Cody, J. T., Jr.      1995 281,544   259,724       --           19,000      636,348    28,064
(President of         1994 208,075   237,669       --            8,000      124,085    22,410
JCPenney Stores)      1993 185,881   204,265       --              --        90,171    21,867
Hutchens, T. D.       1995 269,532   248,644       --           19,000      627,404    27,317
(President of         1994 206,121   233,699       --            8,000      122,896    22,253
Merchandising         1993 185,881   201,756       --              --        90,171    22,215
Worldwide)
- ------------------------------------------------------------------------------------------------

(1) Each of the Named Executive Officers owns shares of restricted Common Stock granted and vested under the Motivational Stock Award Program ("MSAP"). Pursuant to the terms of the MSAP, ability to issue additional motivational stock awards ended on September 30, 1992. Dividends are paid on all shares from the date of grant. The restricted stock award shares with continuing retention periods and their aggregate value as of January 26, 1996, respectively, are as follows: Mr. Howell, 4,000 shares, $185,500; Mr. Oesterreicher, 6,458 shares, $299,490; Mr. Tygart, 6,250 shares, $289,844; Mr. Northam, 6,750 shares, $313,013; Mr. Cody, 4,416 shares, $204,792; and Mr. Hutchens, 4,666 shares, $216,386. Due to retention period requirements, future value realized on these shares of restricted stock may differ from the value on January 26, 1996. The retention period requirement on the shares held by Mr. Northam ended on January 31, 1996, the date on which he retired from the Company. The number of shares of restricted stock awarded on January 26, 1996 under the Shareholder Value Award ("SVA") Program, and the value of such shares on the last trading day of the fiscal year, are set forth in footnote (3) below.
(2) No SARs have been granted since 1987.
(3) This amount reflects long-term incentive plan payments made pursuant to the Company's Performance Unit Plan ("PUP") and, for 1995, both payments made under PUP and the value, as of January 26, 1996, of shares of restricted stock awarded under the SVA Program. These shares of restricted stock were earned on January 26, 1996 based upon Company performance as measured by the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index. The number of shares of restricted stock awarded, and the value of such shares on January 26, 1996, were, respectively, as follows: Mr. Howell, 20,798 shares, $961,908; Mr. Oesterreicher, 13,179 shares, $609,529; Mr. Tygart, 11,073 shares, $512,126; Mr. Northam, 10,003 shares, $462,639; Mr. Cody, 9,226 shares,
    $426,703; and Mr. Hutchens, 9,226 shares, $426,703. Due to retention period requirements, future value realized on these stock award shares may differ from the value on the date they were earned. The retention period requirement on the shares held by Mr. Northam ended on January 31, 1996, the date on which he retired from the Company. For a description of PUP and the SVA Program, see "Report of Personnel and Compensation Committee on Executive Compensation" on pages 10 to 13.
(4) Represents Company contributions or allocations on behalf of these executive officers under the LESOP and the Benefit Restoration Plan, which, for the last fiscal year, were, respectively, as follows: Mr. Howell, $6,565 and $96,720;

    Mr. Oesterreicher, $6,565 and $35,544; Mr. Tygart, $6,565 and $31,316; Mr.
    Northam, $6,565 and $32,125; Mr. Cody, $6,565 and $21,499; and Mr. Hutchens,
    $6,565 and $20,752. The allocations presently made under the Benefit Restoration Plan were, prior to 1995, made under the Supplemental Retirement Program for Management Profit-Sharing Associates. For a description of the Benefit Restoration Plan and the Supplemental Retirement Program, see "Retirement Income" on pages 20 and 21.
(5) This amount includes (i) income of $76,836 imputed to Mr. Howell for use of a Company airplane, and (ii) tax benefit rights paid on exercise of certain stock options. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan.
(6) Tax benefit rights paid on exercise of certain stock options. No tax benefit rights have been granted on options since 1987, and cannot be granted under the Equity Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1995. The values assigned to each reported option are shown using arbitrarily assumed annualized rates of stock appreciation of 5% and 10% over the full 10-year term of the options, which would result in a stock price of $70.04 and $111.53, respectively. In assessing these values it should be kept in mind that regardless of the theoretical value that is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date, and as a result of the efforts of such executives to contribute to the creation of sustainable stockholder wealth.

                              Individual Grants
- ------------------------------------------------------------------------------
                                  Number of                                    Potential Realizable
                                  Securities   % of Total                            Value at
                                  Underlying  Options/SARs Exercise               Assumed Annual
                                 Options/SARs  Granted to  or Base                Rates of Stock
                                   Granted    Employees in  Price   Expiration  Price Appreciation
Name                                (#)(1)    Fiscal Year   ($/Sh)     Date     for Option Term(2)
- ----------------------------------------------------------------------------------------------------
                                                                                   5%        10%
Howell, W. R.
(Chairman of the Board)             60,000        4.9       43.00    2/26/05   $1,622,400 $4,111,800
Oesterreicher, J. E.
(Vice Chairman of the Board and
Chief Executive Officer)            27,000        2.2       43.00    2/26/05   $  730,080 $1,850,310
Tygart, W. B.
(President and Chief Operating
Officer)                            23,000        1.9       43.00    2/26/05   $  621,920 $1,576,190
Northam, R. E.
(Executive Vice President)          19,000        1.5       43.00    2/26/05   $  513,760 $1,302,070
Cody, J. T., Jr.
(President of JCPenney Stores)      19,000        1.5       43.00    2/26/05   $  513,760 $1,302,070
Hutchens, T. D.
(President of Merchandising
Worldwide)                          19,000        1.5       43.00    2/26/05   $  513,760 $1,302,070
- ----------------------------------------------------------------------------------------------------

(1) No SARs were granted in the last fiscal year.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

The following table shows stock option exercises by Named Executive Officers during fiscal 1995, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options at fiscal year-end. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal 1995 year-end price of the Company's Common Stock.

                                                             Number of
                                                            Securities        Value of
                                                            Underlying      Unexercised
                                                            Unexercised     In-the-Money
                                                          Options/SARs at Options/SARs at
                                                            FY-End (#)       FY-End ($)

                          Shares Acquired      Value       Exercisable/     Exercisable/
Name                        on Exercise   Realized ($)(1)  Unexercisable  Unexercisable(2)
- ------------------------------------------------------------------------------------------
Howell, W. R.                 14,490          440,453         134,357(E)     2,430,044
(Chairman of the Board)                                        60,000(U)       202,500
Oesterreicher, J. E.           4,434          102,223          96,000(E)     1,450,748
(Vice Chairman of the                                          27,000(U)        91,125
Board
and Chief Executive
Officer)
Tygart, W. B.                  4,500          139,219          99,718(E)     1,662,447
(President and Chief                                           23,000(U)        77,625
Operating Officer)
Northam, R. E.                 6,284           98,958          83,798(E)     1,362,771
(Executive Vice                                                19,000(U)        64,125
President)
Cody, J. T., Jr.                 --               --           64,936(E)       976,496
(President of JCPenney                                         19,000(U)        64,125
Stores)
Hutchens, T. D.                  --               --           65,706(E)       994,026
(President of                                                  19,000(U)        64,125
Merchandising Worldwide)
- ------------------------------------------------------------------------------------------

(1) Since most shares reported here continue to be held by participants, and considering certain shares have holding period requirements, the future value realized on such shares upon actual disposition may differ from the value reported here on the exercise date.

(2) Value is based on the closing price on the last trading day of the fiscal year, which, as of January 26, 1996, was $46.375.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

The following table represents 1995 payouts under the 1984 Performance Unit Plan ("PUP") and units granted under the Shareholder Value Award ("SVA") Program. The percent of the PUP award earned is based on the Company's performance against the following indices: (1) average return on equity; (2) average annual percent increase in earnings per share, as determined by the Committee; and (3) the performance of a selected group of competitors. The value of each performance unit, as determined by the Committee, times the number of performance units yields the annual payout under PUP. (See "Report of Personnel and Compensation Committee on Executive Compensation--Base Salary and Incentive Compensation Payments", which begins on page 10.)

  Average ROE and EPS performance will yield the percent of PUP awards earned, which can range from 0 to 230%. The range of percent of awards earned increases with improved average ROE and EPS performance. The average ROE and EPS performance in 1993-95 are 18.2% and 14.9%, respectively, resulting in an award range of $1.65 to $2.00 per unit. The Committee may, in its discretion, grant PUP awards outside of this range if it determines that such grant is warranted by the Company's ROE and EPS performance results for the measurement period.

  Awards granted under the SVA Program vested on January 26, 1996. As noted previously, participants earned shares of restricted stock in an amount based upon the Company's cumulative Total Shareholder Return ("TSR") over a three-year measurement period relative to the TSR for the S&P 500 Retail Index for department stores and the S&P 500 Index. The shares of Common Stock paid to participants upon vesting of the SVAs are subject to a three-year non-transferability period. (See "Report of Personnel and Compensation Committee on Executive Compensation--Shareholder Value Award Program" on page 12.)

                                                         Estimated Future Payouts
                                         Performance or   Under Non-Stock Price-
                            Number of     Other Period        Based Plans (1)
                             Shares,         Until      ---------------------------
                          Units or Other Maturation or  Threshold Target   Maximum
  Name                      Rights (#)       Payout        ($)      ($)      ($)
- -----------------------------------------------------------------------------------
Howell, W. R.                444,404 (2)   1993-1995     733,267  811,037   888,808
(Chairman of the Board)       12,747 (3)   1993-1995     147,786  591,142 1,182,284
Oesterreicher, J. E.         197,311 (2)   1993-1995     325,563  360,093   394,622
(Vice Chairman of the          5,928 (3)   1993-1995      68,728  274,911   549,822
Board and Chief
Executive Officer)
Tygart, W. B.                165,154 (2)   1993-1995     272,504  301,406   330,308
(President and Chief           5,049 (3)   1993-1995      58,537  234,147   468,295
Operating Officer)
Northam, R. E.               131,882 (2)   1993-1995     217,605  240,685   263,764
(Executive Vice                4,179 (3)   1993-1995      48,450  193,801   387,602
 President)
Cody, J. T., Jr.             113,321 (2)   1993-1995     186,980  206,811   226,642
(President of JCPenney         4,171 (3)   1993-1995      48,358  193,430   386,860
 Stores)
Hutchens, T. D.              108,487 (2)   1993-1995     179,003  197,988   216,974
(President of                  4,171 (3)   1993-1995      48,358  193,430   386,860
Merchandising Worldwide)
- -----------------------------------------------------------------------------------

(1) The amounts shown represent fiscal 1995 award payout ranges for PUP and ranges for the 1995 SVA unit awards (which vested on January 26, 1996) assuming the closing price on the last trading day of the fiscal year, which, as of January 26, 1996, was $46.375.
(2) This number represents the number of PUP performance units granted in fiscal 1995 and is a function of base salary plus profit incentive compensation valued at one dollar per unit and the individual's PRL.
(3) This number represents the number of SVA units granted in fiscal 1995 and is based on the individual's PRL.

ASSOCIATE STOCK OWNERSHIP GUIDELINES. The Company has adopted a Stock Ownership Guidelines Program for certain of its management employees and store managers. The Guidelines were enacted to further encourage and support a "stakeholder" mentality among these employees in order to align their interests with other Company stockholders. Pursuant to the Guidelines, all participants in the Company's Equity Plan, including store managers, are required to own a minimum amount of Common Stock based upon a multiple (the "Ownership Multiple") of their annual base salary. Under the Guidelines, the Ownership Multiples range from seven times base salary for the CEO to one-half times base salary for non-officers and store managers. The compliance period for these Guidelines is five years from the implementation of the Guidelines, or election as officer or change in status, if later.

DEFERRED COMPENSATION PLAN. Participant contributions to qualified savings plans are limited by a $150,000 compensation limit imposed by the Internal Revenue Service. Effective July 1, 1995, the Board of Directors of the Company approved the J. C. Penney Company, Inc. 1995 Deferred Compensation Plan as a vehicle for associates earning more than the compensation limit to defer a portion of their base salary and incentive compensation payments exceeding the $150,000 limit as a means of saving for retirement. Participants in the Deferred Compensation Plan elect to defer a percentage of their compensation each year. Deferred amounts are generally payable upon a participant's retirement, death, or other separation from the Company.

RETIREMENT INCOME. The following table shows various estimated maximum aggregate annual retirement incomes payable to management employees who receive profit incentive compensation and retire at age 60 (the age at which most management personnel currently voluntarily retire).

                       ESTIMATED RETIREMENT INCOME TABLE

                                      Years of Service
                 -----------------------------------------------------------
Average
Final
Compensation        15       20       25        30         35         40
- ----------------------------------------------------------------------------
$  250,000       $ 87,500 $100,000 $112,500 $  125,000 $  131,250 $  137,500
   500,000        175,000  200,000  225,000    250,000    262,500    275,000
   750,000        262,500  300,000  337,500    375,000    393,750    412,500
 1,000,000        350,000  400,000  450,000    500,000    525,000    550,000
 1,250,000        437,500  500,000  562,500    625,000    656,250    687,500
 1,500,000        525,000  600,000  675,000    750,000    787,500    825,000
 1,750,000        612,500  700,000  787,500    875,000    918,750    962,500
 2,000,000        700,000  800,000  900,000  1,000,000  1,050,000  1,100,000
Each additional
$   50,000         17,500   20,000   22,500     25,000     26,250     27,500
- ----------------------------------------------------------------------------

  Average Final Compensation for pension formula purposes includes "Salary", "Bonus", and PUP payments included in "LTIP Payouts" as reported under these columns of the Summary Compensation Table on page 15.

  The present annual pension benefit payable after normal retirement (age 65 or later) to participants in the Company's Pension Plan ("Pension Plan") with service after December 31, 1988, generally is equal to the sum of .75% times the "average final compensation" up to the "Average Social Security Wage Base" plus 1.25% times the "average final compensation" in excess of the "Average Social Security Wage Base" multiplied by the number of years of "credited service". "Average final compensation" is the average of the highest five consecutive full calendar years of compensation out of the employee's last ten years in the Plan. "Average Social Security Wage Base" is the average of the 35 consecutive years of wages subject to the Social Security Tax, ending with the year an employee qualifies for unreduced Social Security retirement benefits. The Pension Plan contains provisions for early retirement and optional forms of benefit payments.

  A Supplemental Retirement Program for Management Profit-Sharing Associates ("Supplemental Retirement Program") provides certain supplemental retirement benefits, including Social Security substitute payments until age 62, to certain management employees, including executive officers, who voluntarily retire prior to age 65 in accordance with the Supplemental Retirement Program and whose aggregate retirement and estimated Social Security benefits would otherwise be below specified minimum retirement income levels. Participation in the Supplemental Retirement Program was frozen effective December 31, 1995, and no additional associates will become eligible for participation after that date.

  The Internal Revenue Code ("Code") imposes certain limitations on the maximum benefits that may be earned under "qualified" retirement plans, such as the Pension Plan and the LESOP. Effective August 1, 1995, the Company adopted the J. C. Penney Company, Inc. Benefit Restoration Plan ("Benefit Restoration Plan"), which provides to impacted management associates certain benefits which, under the Code, cannot be earned under the Pension Plan and LESOP. Prior to August 1, 1995, the benefits provided under the Benefit Restoration Plan were provided under the Supplemental Retirement Program.

  Estimated annual retirement incomes reflected in the table are assumed for this purpose to comprise the total of (i) the benefit under the Pension Plan,
(ii) the value at retirement of the aggregate of Company contributions made to the Company's LESOP and predecessor plans, and earnings thereon, (iii) the benefit under the Benefit Restoration Plan, and (iv) the benefit under the Supplemental Retirement Program, assuming the payment of all such benefits in the form of a straight life annuity. With the exception of Mr. Northam who, upon his retirement as a full-time employee on January 31, 1996, became entitled to an annual retirement income of $335,395, the individuals named in the table on pages 15 and 16 currently have, respectively, the following years of "credited service" and approximate assumed "average final compensation" recognized for calculation of benefits under the Benefit Restoration Plan and the Supplemental Retirement Program: Mr. Howell, 37 years, $2,307,947; Mr. Oesterreicher, 31 years, $908,942; Mr. Tygart, 35 years, $815,078; Mr. Cody, 32 years, $596,364; and Mr. Hutchens, 34 years, $582,838.

APPROVAL OF AUDITORS (PROPOSAL 2)

KPMG Peat Marwick LLP, independent certified public accountants, and members of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants' Division of Certified Public Accounting firms, have been auditors of the Company's consolidated financial statements since 1916. Their employment for the purpose of auditing the Company's financial statements for the fiscal year ending January 25, 1997, has been authorized by the Board, upon the recommendation of the Audit Committee. Stockholder approval of such employment is requested.

  It is anticipated that a representative of KPMG Peat Marwick LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

  The total amount paid to KPMG Peat Marwick LLP for all services related to the fiscal 1995 audit of the Company's consolidated financial statements was approximately $2,150,000.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER RESOLUTIONS

The Company has been informed that the Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, a beneficial owner of 49,000 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER ONE (PROPOSAL 3)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

                             SHAREHOLDER PROPOSAL

RESOLVED: That the shareholders of J. C. Penney Company, Inc. request the Board of Directors to prepare a report at reasonable expense which describes the Company's actions to ensure that it does not and will not do business with foreign suppliers who manufacture items for sale in the United States using forced labor, convict labor, or illegal child labor, or who fail to satisfy all applicable laws and standards protecting their employees' wages, benefits, working conditions, freedom of association, and other rights.

                             SUPPORTING STATEMENT

  As U.S. companies increasingly import goods from overseas, there is growing concern about working conditions in many nations which fall far below the most basic standards of fair and humane treatment. Several years ago, a controversy arose after reports that goods manufactured by convicts in Chinese prisons were being imported into the United States for sale to consumers. The Tariff Act of 1930 makes it illegal to import any goods made by forced labor, including convict labor. China's use of prison labor and its record on human rights generally were also issues in the recent debate about whether China should enjoy "most favored nation" trading status with the United States. Public concern has also been voiced in the wake of reports about the manufacture of retail items using illegal child labor, unsafe or unhealthy working conditions, and violations of other labor laws.

  When questions about such practices first arose, many retailers and manufacturers denied any knowing involvement with suppliers who engage in them. Some companies went a step further and adopted "sourcing" standards which declare that the company will not do business with foreign suppliers who exploit their workers manufacture items for import and sale in the United States. More recently, the White House has issued a set of sourcing principles which it is urging American businesses to adopt in dealing with overseas suppliers.

  J. C. Penney imports many goods into this country, and we believe that the shareholders have a strong interest in learning what steps the Company is taking to monitor and control the conditions under which the goods it sells are produced. We believe that it makes good business sense to have strict sourcing standards and to enforce them vigorously, as reports that a company's overseas suppliers are exploiting workers may damage the company's reputation and generate a consumer backlash.

  In our view, it is not enough for a company merely to have standards which may look good on paper; effective enforcement is also required. There are subterfuges which suppliers can use to import into the United States goods made by forced labor. Also, when the federal government enforces applicable laws in this area, it may hold companies liable for their supplier's actions.

  We therefore ask the Board to prepare a report which would give investors data about J. C. Penney's efforts to assure that it is not doing business with overseas suppliers who exploit workers and information to indicate that the Company is vigorously monitoring supplier performance.

  WE URGE YOU TO VOTE FOR THIS RESOLUTION!

THE BOARD OF DIRECTORS SUPPORTS THIS PROPOSAL FOR THE FOLLOWING REASONS:

The stated goals of this proposal are consistent with the long-standing policy of the Company. The Company has always been committed to the highest ethical conduct and strict compliance with the law in all its business dealings, including its important relationships with its many suppliers. The Company is deeply concerned about this issue and, as a result, over the years has developed a comprehensive program to address the matters set forth in the proposal. The Company's commitment to the goals expressed in the stockholder proposal has been and remains a fundamental part of our business policy. The Company's Board of Directors has therefore asked management to prepare for its review a report describing the Company's actions in this important area, which will be made available to stockholders at the Annual Meeting.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Company has also been informed that Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, a recordholder of 100 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER TWO (PROPOSAL 4)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

RESOLVED: "That the shareholders of J. C. Penney recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted."

REASONS: "Until recently, directors of J. C. Penney were elected annually by all shareholders."

"The great majority of New York Stock Exchange listed corporations elect all their directors each year."

"This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

"Last year the owners of 97,046,645 shares, representing approximately 46.% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

Prior to the 1985 Annual Meeting of Stockholders, directors were elected annually for a one-year term. At the 1985 meeting, stockholders by a substantial majority approved amendments to the Company's Restated Certificate of Incorporation, as amended, and to its Bylaws providing, among other things, that the Board be divided into three classes of directors serving staggered three-year terms with each class being as nearly equal as possible ("Classified Board Amendments").

  In the proxy statement for that meeting, which contained a detailed discussion of the reasons for the Board's recommendation, the Board stated that the overall purpose of the Classified Board Amendments was to assure continuity and stability in the Company's operations. With a classified Board, it is more likely that a majority of the directors at any time will have had prior experience as directors of the Company, thereby facilitating continuity and planning for the Company's business. For these reasons, the Board believes that a classified Board will protect the interests of stockholders.

  The Board continues to hold the view that the reasons set forth in the 1985 proxy statement are valid and that the election of directors by classes should be maintained.

  It should be noted that adoption of this proposal would not in itself "reinstate" the annual election of directors but would simply amount to a request that the Board consider taking the "necessary steps" to accomplish such reinstatement. If the Board were to consider such a request desirable, it would then have to present a formal amendment repealing the classified Board provision to the Company's stockholders for their approval at an annual meeting.

  A stockholder proposal virtually identical to this proposal was defeated by the votes of Company stockholders at the 1995, 1994, 1993, 1992, 1991, 1990, 1989, and 1988 Annual Meetings of Stockholders.

ACCORDINGLY, THE BOARD CONTINUES TO RECOMMEND A VOTE AGAINST THIS PROPOSAL.

The Company has also been informed that the Union of Needletrades, Industrial and Textile Employees, AFL-CIO, CLC, 2100 L Street, N.W., Suite 210, Washington, D.C. 20037, a recordholder of 50 shares of Common Stock, intends to submit a resolution for adoption at the Annual Meeting, as follows:

STOCKHOLDER RESOLUTION NUMBER THREE (PROPOSAL 5)

RESOLUTION AND REASONS STATED BY SUBMITTING STOCKHOLDER

Resolved: The shareholders of J. C. Penney Company, Inc. ("Company") hereby request the Board of Directors to redeem the Preferred Stock Purchase Rights issued February 14, 1990, unless said issuance is approved by the affirmative vote of a majority of outstanding shares at a meeting of shareholders as soon as practical.

  This resolution received 47.6% of votes cast last year.

  In February of 1990, the Company's Board of Directors authorized the distribution of preferred stock purchase rights ("right" or "rights"). These rights are a type of corporate anti-takeover device commonly known as a poison pill.

  Under its terms, one right was declared for each common share outstanding. Each right entitles shareholders to purchase, under certain conditions, one two-hundredth of a share of the Company's Series A Preferred Stock at a purchase price of $280. The rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the common shares or has commenced or intends to commence a tender offer upon consummation of which such person or group would own 30% or more of the common shares. The Company may redeem the rights for $.01 per right subject to adjustment.

  We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill-type device.

  Rights plans like ours have become increasingly unpopular in recent years. In 1995, a majority of shareholders at Ryder Systems, Super Valu Stores and Central Maine Power voted in favor of proposals asking management to repeal or redeem poison pills.

  The effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U. S. Securities and Exchange Commission on the economics of the rights plans states that "The stock-returns evidence suggest that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management." Another, more recent, study by Professor Michael Ryngaert singled out rights plans such as the one authorized by our Company for their negative effect on shareholder value. A 1992 study by Professor John Pound of Harvard University's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

  In light at what can best be described as the debatable economic benefit of our preferred share rights and the undeniably undemocratic way in which they were assigned to shareholders, we believe these rights should be either redeemed or voted on.

  WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.
                               ---

THE BOARD OF DIRECTORS OPPOSES THIS PROPOSAL.

In February 1990, the Board of Directors unanimously adopted a Rights Agreement ("Rights Plan") and declared a dividend distribution of one Preferred Stock Purchase Right (collectively, "Rights") on each outstanding share of the Company's Common Stock. The Rights Plan was established in connection with the Company's redemption of the rights issued pursuant to its original rights plan adopted in 1986. The Rights Plan is designed to encourage potential acquirors to negotiate directly with the Board of Directors, which the Company believes is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer, and protect stockholders against potential abuses during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which do not treat all stockholders fairly and equally.

  The Rights Plan will allow the Board adequate time and flexibility to negotiate on behalf of the stockholders and enhance the Board's ability to negotiate the highest possible bid from a potential acquiror, develop alternatives which may better maximize stockholder values, preserve the long-term value of the Company for the stockholders, and ensure that all stockholders are treated fairly and equally. The Rights Plan is not intended to prevent a takeover on terms that are fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder's initiation of a proxy contest. The Board of Directors may, pursuant to the terms of the Rights Plan, redeem the Rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of the Company and to be in the best interests of all stockholders. Moreover, a number of other companies with existing rights plans have received unsolicited offers and have redeemed their rights after their directors were satisfied that the offer, as negotiated by the target company's board of directors, adequately reflected the underlying value of the company and was fair and equitable to all stockholders. Thus, experience indicates that rights plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to stockholders. The Board believes that rather than deterring good-faith negotiations between a potential acquiror and the Board, the Rights Plan will assist the Board in maximizing the price paid to stockholders in the event the Company is acquired.

  The proponent references three studies regarding the effect of rights plans on the trading value of the adopting companies' stock. However, March and October 1988 studies by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies adopting rights plans do not lessen the value of their stock, and, more importantly, that companies with rights plans received higher takeover premiums than those companies without rights plans. The March 1988 Georgeson study concluded that companies with rights plans received takeover premiums averaging 69% higher than those received by companies not protected by such plans. Similarly, a March 1993 study by Robert Comment and G. William Schwert of the Bradley Policy Research Center, University of Rochester, determined that rights plans do not deter takeovers. Additionally, Comment and Schwert found that rights plans are associated with higher takeover premiums for selling stockholders.

  The Board specifically examined its fiduciary responsibilities under Delaware law when it adopted the original rights plan in 1986 and the current Rights Plan. It is important to note that the Company's Board of Directors is an independent board, and that this preponderance of independent outside directors has consistently been the case for over sixteen years, thus providing further assurance that the Rights Plan will not be used for entrenchment purposes. The Board adopted the Rights Plan with the aim of protecting the interests of all stockholders and maximizing the value of their investments in the Company. Based on the Board's collective business experience and knowledge of the Company, it believes that the adoption of the Rights Plan was a valid exercise of its fiduciary obligations to all stockholders, and is in accord with the Board's responsibility under Delaware law to manage and direct the management of the Company's business and affairs. The Board does not believe that the Rights

Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all stockholders, nor will it deter the initiation of a proxy contest.

  At the 1995, 1994, 1993, and 1992 Annual Meetings of Stockholders stockholder proposals virtually identical to this proposal were defeated by the Company's stockholders. Also, substantially similar proposals relating to the original 1986 rights plan were defeated at the 1987 and 1988 Annual Meetings of Stockholders.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS BY STOCKHOLDERS

Under the rules of the Securities and Exchange Commission, the date by which proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is December 11, 1996.

  Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, and/or bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Secretary of the Company containing the name and address of the stockholder, and a representation that the stockholder is a holder of record and intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board, and the consent of each nominee to serve. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

  The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures.

  Stockholders were advised by a notice to stockholders dated February 1, 1996 that any nomination for director and notice of any such business to be properly brought before the 1996 Annual Meeting had to be made by stockholders no later than February 17, 1996. It is currently expected that the 1997 Annual Meeting of Stockholders will be held on or about May 16, 1997, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by December 11, 1996) must be given by stockholders by February 15, 1997. The Company does, however, retain the right to change this date as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company's Bylaws are available from the Secretary of the Company.

CONFIDENTIAL VOTING

The Company, considering it to be in the best interest of stockholders, has a policy to the effect that all proxy (voting instruction) cards, ballots, and vote tabulations which identify the particular vote of a stockholder are to be kept secret from the Company, its directors, officers, and employees.

Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives and tabulates the proxies. The final tabulation is inspected by inspectors of election who are independent of the Company, its directors, officers, and employees. The identity and vote of any stockholder shall not be disclosed to the Company, its directors, officers, or employees, nor to any third party except (i) to allow the independent election inspectors to certify the results of the vote to the Company, its directors, officers, and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the Securities and Exchange Commission; or (iv) in the event a stockholder has made a written comment on such material.

OTHER MATTERS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be properly presented. However, if any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                          /s/ C. R. Lotter
                                          C. R. Lotter, Secretary

- --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE        Please mark
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS         your votes as  /X/
PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND         indicated in
FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.          this example
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS
DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------------
1. Election of Directors (see reverse).    2. Approval of Auditors.
   FOR all nominees   AUTHORITY WITHHELD      FOR   AGAINST   ABSTAIN
   except as noted    as to all nominees      / /     / /       / /
      / /                / /               3. Stockholder resolution regarding
________________________________________      doing business with foreign
                                              suppliers.
                                              FOR   AGAINST   ABSTAIN
                                              / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------------
4. Stockholder resolution regarding        5. Stockholder resolution regarding
   classification of Board.                   rights dividend.
   FOR   AGAINST   ABSTAIN                    FOR   AGAINST   ABSTAIN
   / /     / /       / /                      / /     / /       / /
- --------------------------------------------------------------------------------
                                          I/we plan to attend the meeting   / /

                                   _____  PLEASE SIGN AND DATE
                                       |  Please sign your name or names exactly
                                       |  as stenciled hereon. For a joint
                                          account, each joint owner should sign.
                                          Persons signing in a representative
                                          capacity should indicate their
                                          capacity.


                                          ______________________________________
                                          SIGNATURE                    DATE

                                          ______________________________________
                                          SIGNATURE                    DATE

- --------------------------------------------------------------------------------

                          J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By properly executing this card on the reverse, you are authorizing V.E. Jordan, Jr., J.E. Oesterreicher, W.B. Tygart, or any one of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the Company's Home Office at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 17, 1996, at 10:00 A.M., local time, and at any adjournment or postponement thereof ("Meeting"), upon such business as may come before the Meeting, including the items set forth on the reverse ("Business").

AS DESCRIBED IN THE PROXY STATEMENT, THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS AT SUCH MEETING FOR CHEMICAL BANK ("AGENT") FOR SUCH BUSINESS FOR PARTICIPANTS IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN ("DRIP") BOTH FOR COMMON STOCK (IF
ANY) ALLOCATED TO YOUR ACCOUNTS AND FOR COMMON STOCK ALLOCATED TO OTHER DRIP PARTICIPANTS' ACCOUNTS FOR WHICH VOTING INSTRUCTIONS ARE NOT RECEIVED BY MAY 14, 1996 ("UNDIRECTED STOCK"). IF THIS VOTING INSTRUCTION CARD IS EXECUTED AND RECEIVED BY MAY 14, 1996, THE AGENT WILL VOTE AS FOLLOWS: (A) FOR COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNTS, IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN AND (B) FOR UNDIRECTED STOCK, IN THE SAME PROPORTION AS ALL COMMON STOCK ALLOCATED TO ACCOUNTS FOR WHICH INSTRUCTION CARDS RECEIVED BY MAY 14, 1996 HAS BEEN VOTED.

Nominees for Election of Directors for the term set forth in the Proxy Statement are W.R. Howell, George Nigh, A.W. Richards, and J.D. Williams. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your vote is important and cannot be recorded by the proxies or Agent unless this card is properly executed by you and returned. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                          (Continued on reverse side)

- --------------------------------------------------------------------------------

                           J. C. PENNEY COMPANY, INC.
                         PROXY/VOTING INSTRUCTION CARD
                                ALLOCATED STOCK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE ON YOUR BEHALF, IN ACCORDANCE WITH YOUR INSTRUCTIONS, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD FOR YOU IN ACCOUNTS UNDER THE PLANS ("ALLOCATED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE COMPANY'S HOME OFFICE AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 ON FRIDAY, MAY 17, 1996, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. IF THIS PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE BY MAY 14, 1996, YOUR ALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY THAT DATE FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THEIR UNALLOCATED/UNDIRECTED PROXY/VOTING INSTRUCTION CARDS IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are W.R. Howell, George Nigh, A.W. Richards, and J.D. Williams. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to your Allocated Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 14, 1996. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                         (Continued on reverse side)

- -------------------------------------------------------------------------------

TO DIRECT THE TRUSTEE TO VOTE, PLEASE SIGN, AND RETURN IN THE ENCLOSED ENVELOPE, BOTH CARDS, ONE FOR YOUR ALLOCATED STOCK AND THE OTHER FOR UNDIRECTED AND UNALLOCATED STOCK. PLEASE TEAR OFF AND DISCARD THIS STUB. THANK YOU.

- -------------------------------------------------------------------------------

                          J. C. PENNEY COMPANY, INC.
                        PROXY/VOTING INSTRUCTION CARD
                       UNALLOCATED AND UNDIRECTED STOCK
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE COMPANY'S SAVINGS AND PROFIT-SHARING RETIREMENT PLAN AND THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN (TOGETHER, "PLANS"):

BY PROPERLY EXECUTING THIS CARD ON THE REVERSE, YOU ARE INSTRUCTING STATE STREET BANK AND TRUST COMPANY ("TRUSTEE") TO VOTE, IN PERSON OR BY PROXY, SHARES OF VOTING STOCK HELD UNDER THE PLANS (I) NOT YET ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS ("UNALLOCATED STOCK") AND (II) ALLOCATED TO THE ACCOUNTS OF PLANS' PARTICIPANTS FROM WHOM AN EXECUTED PROXY/VOTING INSTRUCTION CARD IS NOT RECEIVED BY THE TRUSTEE BY MAY 14, 1996 ("UNDIRECTED STOCK"), AT THE ANNUAL MEETING OF COMPANY STOCKHOLDERS, TO BE HELD AT THE COMPANY'S HOME OFFICE AT 6501 LEGACY DRIVE, PLANO, TEXAS 75024-3698 ON FRIDAY, MAY 17, 1996, AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UPON SUCH BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING THE ITEMS SET FORTH ON THE REVERSE. UNDIRECTED STOCK AND UNALLOCATED STOCK WILL BE VOTED IN THE SAME PROPORTION AS INSTRUCTIONS RECEIVED BY THE TRUSTEE BY MAY 14, 1996 FROM THE PLANS' PARTICIPANTS WHO HAVE RETURNED THIS PROXY/VOTING INSTRUCTION CARD IN A TIMELY MANNER.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Nominees for Election of Directors for the term set forth in the Proxy Statement are W.R. Howell, George Nigh, A.W. Richards, and J.D. Williams. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ON THE REVERSE.

Your instructions as to Unallocated Stock and Undirected Stock are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee by MAY 14, 1996. Therefore, please sign, date, and return this card promptly in the envelope provided. No postage is required if this envelope is mailed in the United States.

                         (Continued on reverse side)

- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE        Please mark
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS         your votes as  /X/
PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND         indicated in
FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.          this example
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS
DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------------
1. Election of Directors (see reverse).    2. Approval of Auditors.
   FOR all nominees   AUTHORITY WITHHELD      FOR   AGAINST   ABSTAIN
   except as noted    as to all nominees      / /     / /       / /
      / /                / /               3. Stockholder resolution regarding
________________________________________      doing business with foreign
                                              suppliers.
                                              FOR   AGAINST   ABSTAIN
                                              / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------------
4. Stockholder resolution regarding        5. Stockholder resolution regarding
   classification of Board.                   rights dividend.
   FOR   AGAINST   ABSTAIN                    FOR   AGAINST   ABSTAIN
   / /     / /       / /                      / /     / /       / /
- --------------------------------------------------------------------------------


                                   _____
                                       |
                                       |





                                          PLEASE SIGN AND DATE
                                          Please sign your name exactly as
                                          stenciled hereon.

                                          ______________________________________
                                          SIGNATURE                    DATE

- --------------------------------------------------------------------------------

TO DIRECT THE TRUSTEE TO VOTE, PLEASE SIGN, AND RETURN IN THE ENCLOSED ENVELOPE, BOTH CARDS, ONE FOR YOUR ALLOCATED STOCK AND THE OTHER FOR UNDIRECTED AND UNALLOCATED STOCK. PLEASE TEAR OFF AND DISCARD THIS STUB. THANK YOU.

- --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE        Please mark
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS         your votes as  /X/
PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTORS AND         indicated in
FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4 AND 5.          this example
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS
DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------------
1. Election of Directors (see reverse).    2. Approval of Auditors.
   FOR all nominees   AUTHORITY WITHHELD      FOR   AGAINST   ABSTAIN
   except as noted    as to all nominees      / /     / /       / /
      / /                / /               3. Stockholder resolution regarding
________________________________________      doing business with foreign
                                              suppliers.
                                              FOR   AGAINST   ABSTAIN
                                              / /     / /       / /
- --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT:
- --------------------------------------------------------------------------------
4. Stockholder resolution regarding        5. Stockholder resolution regarding
   classification of Board.                   rights dividend.
   FOR   AGAINST   ABSTAIN                    FOR   AGAINST   ABSTAIN
   / /     / /       / /                      / /     / /       / /
- --------------------------------------------------------------------------------


                                   _____
                                       |
                                       |





                                          PLEASE SIGN AND DATE
                                          Please sign your name exactly as
                                          stenciled hereon.

                                          ______________________________________
                                          SIGNATURE                    DATE

- --------------------------------------------------------------------------------